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Exhibit 99.1
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ANNUAL SERVICER'S CERTIFICATE
BANK OF AMERICA, N.A.
FIRST OMNI BANK CREDIT CARD MASTER TRUST

The undersigned, a duly authorized representative of Bank of America, N.A., as Successor Servicer ("Bank of America"), pursuant to the Pooling and Servicing Agreement dated as of April 1, 1996 (as maybe amended and supplemented from time to time, the "Agreement"), among First Omni Bank, N.A., as Transferor and Servicer, and The Bank of New York, as Trustee, does hereby certify that:

     1. Bank of America is, as of the date hereof, Servicer under the Agreement. Capitalized terms used in this Certificate have their respective meanings as set forth in the Agreement.

     2. The undersigned is a Servicing Officer who is duly authorized pursuant to the Agreement to execute and deliver this Certificate to Trustee.

     3. A review of the activities of Servicer during the fiscal year ended December 31, 1998, and of its performance under the Agreement was conducted under my supervision.

     4. Based on such review, Servicer has, to the best of my knowledge, performed in all material respects its obligations under the Agreement throughout such year and no default in the performance of such obligations has occurred or is continuing except as set forth in paragraph 5.

     5. The following is a description of each default in the performance of Servicer's obligations under the provisions of the Agreement known to me to have been made by Servicer during the fiscal year ended December 31, 1998, which sets forth in detail(i)the nature of each such default,
(ii) the action taken by Servicer, if any, to remedy each such default and (iii) the current status of each such default: NONE

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate this 30th day of March, 1999.

                     BANK OF AMERICA, N.A.,
                     Servicer


                     By /S/ Margaret A. Sprude
                        ------------------------
                     Name:   Margaret A. Sprude
                     Title:  S.V.P., Chief Financial Officer

Exhibit 99.2
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Independent Accountant's Report


Bank of America National Association
and
The Bank of New York

We have examined management's assertion, included in the accompanying Report of Management on Credit Card Trust Internal Controls and Pooling and Servicing Agreement Compliance (the "Report"), that Bank of America National Association ("BANA"), a wholly owned subsidiary of BankAmerica Corporation, maintained internal controls over the functions performed as servicer of the First Omni Bank Credit Card Master Trust (the "Trust") that are effective, as of December 31, 1998, in providing reasonable assurance that Trust assets are safeguarded against loss from unauthorized use or disposition and that transactions are executed in accordance with management's authorization in conformity with the Pooling and Servicing Agreement (the "Agreement") dated as of April 1, 1996 between First Omni Bank and The Bank of New York and the supplement to the Agreement, and are recorded properly to permit the preparation of the required financial reports. Management is responsible for BANA's internal controls over compliance with those requirements. Our responsibility is to express an opinion on management's assertion about BANA's internal controls over compliance based on our examination.

Our examination was made in accordance with standards established by the American Institute of Certified Public Accountants, and accordingly, included obtaining an understanding of the internal controls over the functions performed by BANA as servicer of the Trust, testing and evaluating the design and operating effectiveness of the controls, and such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on BANA's internal controls over compliance with specified requirements.

Because of inherent limitations in internal controls, errors or irregularities may occur and not be detected. Also, projections of any evaluation of the internal controls over the functions performed by BANA as servicer of the Trust to future periods are subject to the risk that the controls may become inadequate because of changes in conditions, or that the degree of compliance with the controls may deteriorate.

In our opinion, management's assertion that BANA maintained internal controls over the functions performed as servicer of the Trust that are effective, as of December 31, 1998, in providing reasonable assurance that Trust assets are safeguarded against loss from unauthorized use or disposition and that transactions are executed in accordance with management's authorization in conformity with the Agreement, between First Omni Bank and The Bank of New York, and are recorded properly to permit the preparation of the required financial reports, is fairly stated, in all material respects, based upon the following criteria specified in the
Report:

? Controls provide reasonable assurance that funds collected are appropriately remitted to the Trustee in accordance with the Agreement and the supplement to the Agreement.

? Controls provide reasonable assurance that Trust assets are segregated from those assets retained by BANA in accordance with the Agreement and the supplement to the Agreement.

? Controls provide reasonable assurance that expenses incurred by the Trust are properly calculated and remitted in accordance with the Agreement and the supplement to the Agreement.

? Controls provide reasonable assurance that the addition of accounts to the Trust are authorized in accordance with the Agreement and the supplement to the Agreement.

? Controls provide reasonable assurance that the removal of accounts from the Trust are authorized in accordance with the Agreement and the supplement to the Agreement.

? Controls provide reasonable assurance that Trust assets amortizing out of the Trust are calculated in accordance with the Agreement and the supplement to the Agreement.

? Controls provide reasonable assurance that Monthly Trust reports generated in the form of "Exhibits" and provided to the Trustee are reviewed by management prior to disbursing.

? Controls provide reasonable assurance that Monthly Trust reports generated in the form of "Exhibits" contain all required information per section 5.2 of the supplement to the Agreement.

This report is intended solely for your information.
However, this report is a matter of public record as a result of being included as an exhibit to the annual report on Form 10-K prepared by BANA and filed with the Securities and Exchange Commission on behalf of First Omni Bank Credit Card Master Trust and its distribution is not limited.




Report of Management on Credit Card Trust Internal Controls and Pooling and Servicing Agreement Compliance

Internal Controls

Bank of America National Association ("BANA"), a wholly owned subsidiary of BankAmerica Corporation, is responsible for establishing and maintaining effective internal controls over the functions performed as servicer of the First Omni Bank Credit Card Master Trust Series 1996-A (the "Trust"). These controls are designed to provide reasonable assurance to BANA's management that Trust assets are safeguarded against loss from unauthorized use or disposition and that transactions are executed in accordance with management's authorization in conformity with the Pooling and Servicing Agreement dated April 1, 1996 (the "Agreement") and the supplements to the Agreement relating to Series 1996-A, as applicable, between BANA and The Bank of New York and are recorded properly to permit the preparation of the required financial reports.

There are inherent limitations in any internal controls, including the possibility of human error and circumvention or overriding of controls. Accordingly, even effective internal controls can provide only reasonable assurance with respect of the achievement of any objectives of internal control. Further, because of changes in conditions, the effectiveness of the internal controls may vary over time.

BANA has determined that the objectives of its internal controls with respect to servicing and reporting of credit card receivables sold to the Trust are to provide reasonable, but not absolute assurance that:

? Funds collected are appropriately remitted to the Trustee in accordance with the Agreement and the supplements to the Agreement.

? Trust assets are segregated from those retained by BANA in accordance with the Agreement and the supplements to the Agreement.

? Expenses incurred by the Trust are properly calculated and remitted in accordance with the Agreement and the supplements to the Agreement.

? The addition of accounts to the Trust are authorized in accordance with the Agreement and the supplements to the Agreement.

? The removal of accounts from the Trust are authorized in accordance with the Agreement and the supplements to the Agreement.

? Trust assets amortizing out of the Trust are calculated in accordance with the Agreement and the supplements to the Agreement.

? Monthly Trust reports generated in the form of "Exhibits" and provided to the Trustee are reviewed by management prior to disbursing.

? Monthly Trust reports generated in the form of "Exhibits" contain all information required by the Agreement and the supplements to the Agreement.

BANA has assessed its internal controls over the functions performed as servicer of the Trust in relation to these criteria. Based upon this assessment, BANA maintained that, as of December 31, 1998, its internal controls over the functions performed as servicer of the Trusts are effective in providing reasonable assurance that Trust assets are safeguarded against loss from unauthorized use or disposition and that transactions are executed in accordance with management's authorization in conformity with the Agreement between BANA The Bank of New York and the supplements to the Agreement and are recorded properly to permit the preparation of the required Monthly Trust reports in the form of "Exhibits".

Pooling and Servicing Agreement Compliance

BANA is responsible for complying with the Agreement and the provisions of each supplement to the Agreement. BANA assessed its compliance with the relevant terms and conditions of Sections 3.1(f), 3.2, 3.4, 3.5, 3.9, 4.2(a),
4.3 and 9.1 of the Agreement and Sections 3(b), 4.7(a), 4.11,
4.12 and 5.2(a) of the supplements to the Agreement relating to Series 1996-A, as of December 31, 1998 and for the year then ended. Based upon this assessment, BANA was in compliance with the relevant terms and conditions identified in the Sections above for the Agreement and the supplements to the Agreement. In addition, BANA did not identify any instances of noncompliance in performing the assessment.


March 12, 1999

/s/  Margaret A. Sprude
Margaret A. Sprude
SVP & Chief Financial Officer


/s/  Michael Kopp
Michael Kopp
Controller